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EXHIBIT 10.72

MANAGEMENT AND
STOCK OPTION AGREEMENT
BY AND BETWEEN
TIME INSURANCE COMPANY
AND
STAFF BUILDERS, INC.




DATED AS OF FEBRUARY 29, 1996

MANAGEMENT AND STOCK OPTION AGREEMENT

        THIS MANAGEMENT AND STOCK OPTION AGREEMENT (this "Agreement") is made and entered into this 29th day of February, 1996, by and between TIME INSURANCE COMPANY, a Wisconsin corporation ("Time"), and STAFF BUILDERS, INC., a Delaware corporation ("Staff Builders").
RECITALS
        WHEREAS, Staff Builders owns one hundred percent (100%) of the issued and outstanding capital stock of AdultCare, Inc., a Florida corporation ("AdultCare"), which has in the past provided network management and case management services for insurance companies, and acted as an intermediary between insurance companies and providers (the "Business"); and
        WHEREAS, Staff Builders desires to grant an option, and Time desires to purchase such option, to purchase one hundred percent (100%) of the issued and outstanding capital stock of AdultCare, in accordance with the terms set forth in this Agreement; and
        WHEREAS, in anticipation of Time's possible exercise of such option, Time desires that AdultCare change the Business so that AdultCare will in the future provide national eldercare referral and resource services; and
        WHEREAS, Staff Builders and Time desire that, in order to effect Time's desired change in the Business, Time shall manage the operations of AdultCare prior to its exercise of the option, in accordance with the terms set forth in this Agreement.
        NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



ARTICLE I
MANAGEMENT
        1.1 Management. Staff Builders hereby appoints Time as agent of Staff Builders, and Time hereby agrees, to assume all management responsibilities for AdultCare, including, but without limitation, supervising all employees, making all business decisions in the ordinary course and managing any other activities which are customary and usual in connection with operating such a business ("Management Services").
Except as otherwise specifically limited under this Agreement, Time, as agent of Staff Builders, shall have the sole and exclusive right to manage and control the operation of AdultCare. Without limiting the generality of the foregoing, no officer, director or agent of Staff Builders, or officer or director of AdultCare, shall have the authority to cause
AdultCare to incur any obligation without the prior written consent of Time. Furthermore, in the event Time enters into a contract or obligation that extends beyond the term of the Management Services and Time subsequently chooses not to exercise the Option, such contract or obligation shall be the responsibility of Time, unless Staff Builders expressly decides to incur such contract or obligation. Staff Builders and Time agree that during the term of this Agreement the employees of AdultCare will remain AdultCare employees and not be deemed Time employees. Additionally, from time to time throughout the duration of the Management Services, Time may provide to Staff Builders the names of proposed officers of AdultCare, and Staff Builders will cause the Board of Directors of AdultCare to elect such officers, provided that such request by Time would not result in a violation of AdultCare's articles of incorporation or bylaws.
        1.2    Working Capital.  As part of the Management
Services, Time will fund all direct net operating costs of AdultCare, as determined necessary and appropriate by Time, beginning January 1, 1996 and continuing for so long as Time is providing the Management Services hereunder (the "Working Capital"). Such Working Capital shall be deemed loans from Time to AdultCare for which AdultCare will execute such promissory notes as Time may reasonably request containing appropriate and customary terms and conditions. In the event
Time exercises its Option (as defined herein), the Working
Capital loans will be converted into equity as an additional capital contribution by Time (thereby increasing Time's basis in its holdings of AdultCare stock). In the event Time elects not to exercise its Option, such loans will be forgiven by Time, and AdultCare shall have no obligation to repay such debt. As a result of this loan forgiveness, for federal income tax purposes, AdultCare will be deemed to have received income, and Time will receive a bad debt write-off (deduction) for such loan amounts.
        1.3 Term. The term of the Management Services shall be deemed to have commenced on November 1, 1995 and shall continue in effect through February 28, 1997, unless sooner terminated in accordance with Section 1.4 below.
        1.4    Termination.
               (a) Time may terminate this Agreement: (i) for any reason whatsoever upon 60 days' notice to Staff Builders or
(ii) immediately, without any notice to Staff Builders, in the event of a material breach of this Agreement by Staff
Builders, which breach is not cured within ten (10) business days after notice thereof from Time. If Time terminates this Agreement pursuant to (a)(i) above without exercising its
Option:
        (x) Time shall continue to fund all of AdultCare's direct net operating costs, as determined necessary and appropriate by Time (but in no event to exceed $100,000), for a period of thirty (30) days from the date of termination of the Management Services, and Staff Builders shall reimburse
Time fifty percent (50%) of all such costs within sixty (60) days from the date of termination;
        (y) If AdultCare's stockholder's equity, determined pursuant to a balance sheet prepared in accordance with generally accepted accounting principles, as of the effective date of the termination is less than $396,468, Time shall pay an amount to Staff Builders equal to the difference; and
        (z) If AdultCare's stockholder's equity, determined pursuant to a balance sheet prepared in accordance with generally accepted accounting principles, as of the effective date of the termination is more than $396,468, Staff Builders shall pay an amount to Time equal to the difference. Time shall determine the stockholder's equity number and shall deliver to Staff Builders in writing such determination, with supporting information in reasonable detail. Staff Builders shall then have 30 days in which to have its independent auditors review Time's determination. If Staff Builders does not object to Time's determination by sending a written notice to Time within such 30-day period, then Time's determination shall be deemed binding for purposes of this Agreement. If
Staff Builders makes a timely objection, the parties shall negotiate in good faith to resolve the objection, and if no resolution is reached within 15 days after Staff Builders' delivery of its objection notice, the matter may then be submitted to arbitration by either party, in accordance with
Article IX hereof.
               (b) Staff Builders shall not have any right to terminate this Agreement prior to the close of business on February 28, 1997.
        1.5 Current Information. For so long as Time is providing the Management Services, Time and AdultCare shall
(a) confer from time to time as Time deems appropriate, but not less often than quarterly, with Staff Builders to report material operational matters and to report the general status of ongoing operations, (b) notify Staff Builders of any material adverse effect on AdultCare's business or properties, and of any governmental or other third-party complaints, investigations, hearings or adjudicatory proceedings involving AdultCare, and (c) provide Staff Builders with AdultCare's internally produced financial information on a month-to-month basis within 20 days of its production and other information about AdultCare as Staff Builders may reasonably require. For so long as Time is providing the Management Services, Staff
Builders shall notify Time promptly of any notice or communication that Staff Builders receives, or any other information of which it becomes aware, regarding any governmental or other third-party complaints, investigations, hearings or adjudicatory proceedings involving AdultCare, or any facts that could have an adverse impact on AdultCare.

ARTICLE II
OPTION
        2.1 Grant. Staff Builders hereby irrevocably grants, sells and conveys to Time an option (the "Option") to purchase from Staff Builders at the Purchase Price (as herein defined):
(a) 600 shares of the Common Stock, no par value, of AdultCare ("Option Shares") which constitutes one hundred percent (100%) of the issued and outstanding capital stock of AdultCare; and
(b) Staff Builders' agreement not to compete with AdultCare as set forth in Section 6.1(a), all upon the terms and conditions contained herein.
        2.2 Option Price. In full consideration for the grant of the aforesaid Option, Time (i) will pay to Staff Builders the sum of $300,000 on March 1, 1996; and (ii) has paid to Staff Builders the amounts of the net direct operating costs of AdultCare for the months of October, November and December 1995 in the amounts of $53,937, $52,907, and $53,486, respectively (the "1995 Payments"). The aggregate amount of the payments described in (i) and (ii) above (collectively, the "Option Payment") shall be applied to the Purchase Price as set forth in Section 2.5 below, if Time determines to exercise its Option. If Time elects not to exercise the Option, the Option Payment shall be retained by Staff
Builders.
        2.3 Exercise Rights. Subject to and upon the terms of this Agreement, Time shall have the right to exercise this Option, in its sole discretion, at any time during the Option
Term. Any such exercise of this Option shall be only for all of the Option Shares.
        2.4 Option Term. Time may provide notice to Staff Builders of its intent to exercise the Option at any time prior to 5:00 p.m., Eastern Standard time, on the earlier of January 31, 1997 or 30 days after termination of the Management Services. Closing of the purchase of the Option
Shares must occur within 60 days after the date of the exercise notice, but not later than February 28, 1997. The date upon which such closing occurs is the "Closing Date," and the period from the date hereof through the earlier of the Closing Date or February 28, 1997, is the "Option Term."
        2.5    Purchase Price.
               (a) The purchase price for the exercise of the Option shall be $1,460,330 ("Purchase Price"). The Purchase
Price shall be paid as follows: (i) application of an amount equal to the net tax benefit to the Staff Builders consolidated tax group resulting from its use, for federal income tax purposes, of the net operating losses generated by AdultCare that are based on the amount of funding provided by Time for the period from January 1, 1996 through the date of exercise of the Option; (ii) application of the Option Payment and (iii) the remainder of the Purchase Price shall be paid by Time in cash, by means of a certified check.
               (b) On or before the Closing Date, Time and Staff Builders will mutually determine the amount of the net operating losses described in Section 2.5(a)(i), and the parties will mutually agree on the effective federal income tax rate for the Group (as defined in Section 3.13(a)) that will be applied to AdultCare's net operating losses to determine the benefit to Time.
               (c) In the event that Time exercises its Option to purchase AdultCare, and then sells AdultCare to an unaffiliated third party prior to March 31, 1997, Staff
Builders will share in the proceeds of such sale.
Specifically, Staff Builders will receive one-half the amount derived by the following formula (if the formula produces a positive number): Net sales price received by Time less each of the following items: (i) the amount of the Working Capital less a 15% return thereon, (ii) the Purchase Price, and
(iii) an aggregate of 20% of such net sales price, which shall be paid 10% to Howard Passman and 10% to David J. Levy.
        2.6 Manner of Exercise. To exercise this Option, Time shall deliver to Staff Builders prior to January 31, 1997 a notice of intent to exercise in writing. The subsequent closing shall take place, on a date specified by Time but in accordance with Section 2.4, at the offices of Fortis, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York
10005. Time and Staff Builders agree to use their best efforts to achieve satisfaction of the conditions to closing set forth in this Agreement and to consummate a closing upon the exercise of this Option on the terms and subject to the conditions set forth in this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES BY STAFF BUILDERS
Staff Builders hereby represents and warrants to Time as follows:
        3.1 Title to Shares; Capitalization. Staff Builders is the owner of all right, title and interests (legal and beneficial) in and to 600 shares of AdultCare's Common Stock, no par value, and such stock constitutes one hundred percent
(100%) of the issued and outstanding capital stock of AdultCare. The Option Shares are validly issued and outstanding, fully paid and non-assessable. Upon exercise of the Option, Staff Builders will convey to Time the Option
Shares free and clear of all mortgages, pledges, liens, charges, security interests, adverse claims, demands and encumbrances whatsoever. Except as specifically contemplated by this Agreement, no person or entity has any agreement or option or any right or privilege (whether preemptive or contractual) capable of becoming an agreement or option for the purchase of any of the Option Shares. There are no outstanding options, warrants, rights, agreements, calls, commitments or demands of any character relating to the capital stock of AdultCare and no securities convertible into or exchangeable for any such capital stock.
        3.2 Capacity and Validity. Staff Builders has the full power and capacity necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Staff Builders, and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other laws affecting creditor's rights. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Staff Builders and AdultCare, that being the only corporate action necessary to approve this Agreement or the transactions contemplated hereby.
        3.3    Organization and Good Standing of AdultCare.
AdultCare is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power to own or lease its properties and to carry on its business as it is now being conducted.
AdultCare is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on AdultCare. Staff
Builders has previously delivered to Time true, complete and correct copies of the Articles of Incorporation and Bylaws of AdultCare, records of the proceedings of incorporators, stockholders and directors of AdultCare ("Minute Books") and the stock record books of AdultCare ("Stock Record Books").
        3.4 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions and agreements contemplated hereby shall (a) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Staff Builders or AdultCare or
(ii) any agreement or instrument to which Staff Builders or AdultCare is a party, or by which Staff Builders or AdultCare is bound, or constitute a material default thereunder, or
(b) result in the violation of any statute, regulation, judgment, decree or law or in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of AdultCare or any of the Option Shares.
        3.5 Subsidiaries and Investments. AdultCare does not have any subsidiaries and does not own, directly or indirectly, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.
        3.6    Financial Statements.
        (a) Set forth on Schedule 3.6 hereto are (a) the unaudited balance sheet of AdultCare as of October 31, 1995 and the related statements of earnings and shareholders equity for the eight months then ended, and (b) the unaudited balance sheets of AdultCare as of February 28, 1995 and December 31,
1993 and the related statements of earnings, shareholders equity and cash flows for the fiscal years then ended
(including the notes related thereto) (the "AdultCare
Financial Statements"). The AdultCare Financial Statements are (i) in accordance with the books and records of AdultCare, which have been properly maintained and are complete and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied, (iii) present fairly the financial position of AdultCare as of the dates indicated and present fairly the results of AdultCare's operations for the periods then ended, and (iv) include all necessary recurring accruals.
        (b) Also set forth on Schedule 3.6 hereto are (a) the consolidated unaudited balance sheets of Staff Builders as of October 31 and December 31, 1995 and the related statements of earnings and shareholders equity for the ten months then ended, and (b) the consolidated audited balance sheets of Staff Builders as of February 28, 1995, 1994 and 1993 and the related statements of earnings, shareholders equity and cash flows for the fiscal years then ended (including the notes related thereto and the independent auditors' reports thereon)
(the "Staff Builders Financial Statements").  The Staff
Builders Financial Statements are (i) in accordance with the books and records of Staff Builders, which have been properly maintained and are complete and correct in all material respects, (ii) have been prepared in accordance with GAAP consistently applied (except that the December 31, 1995 statements do not have footnotes and are subject to normal year-end audit adjustments that are not material),
(iii) present fairly the financial position of Staff Builders as of the dates indicated and present fairly the results of Staff Builders' operations for the periods then ended, and
(iv) reflect reserves in conformity with GAAP which are adequate for all known liabilities and reasonably anticipated losses. The independent auditors' reports included with the Staff Builders Financial Statements have not been revoked or qualified in any manner since their respective dates.
        3.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.7 hereto, AdultCare does not have any liability or obligation, whether liquidated or contingent, that is not fully reflected or reserved against in AdultCare's October 31, 1995 balance sheet or disclosed herein, including, without limitation, any tax liabilities due or to become due or contingent losses for unasserted claims which are probable of assertion.
        3.8    Consents and Approvals.  Except as set forth on
Schedule 3.8, the execution, delivery, and performance of this Agreement by Staff Builders and the consummation of the transactions contemplated hereby do not require any consent, approval or authorization of, or registration or filing with, any person or governmental authority.
        3.9    Absence of Changes.  Except as set forth on
Schedule 3.9 or expressly contemplated by this Agreement, since October 31, 1995: (a) AdultCare has conducted its business only in the ordinary course; (b) there has been no material adverse change in the business, assets, properties or financial condition or prospects of AdultCare; (c) AdultCare has not directly or indirectly declared, paid or authorized any dividends or other distributions on or payments in respect of its shares or securities; and (d) there has been no damage resulting from fire or other hazard to the physical assets of AdultCare.
        3.10 Guarantees. AdultCare is not a party to nor bound by any agreement or guarantee, indemnification, assumption, power of attorney or endorsement or any like commitment with respect to the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.
        3.11 Pending Litigation or Proceedings. Except as set forth on Schedule 3.11, there is no litigation, proceeding or governmental investigation in progress, pending, threatened or contemplated against or relating to AdultCare, the conduct of business of AdultCare, the Option or the transactions contemplated by this Agreement, nor is there presently outstanding against AdultCare any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.
        3.12 Compliance with Laws, Etc. AdultCare has conducted, and is conducting, its business in compliance with all applicable laws, rules and regulations and orders of each jurisdiction in which its business has been and is being carried on and is not in breach of any such laws, rules or regulations or orders in any material respect, including without limitation, all applicable federal, state and local laws, rules and regulations relating to the treatment, handling or disposal of hazardous or toxic substances or waste and petroleum, petroleum products and oil. AdultCare has not used any real property owned or leased by AdultCare for the handling, treatment, storage or disposal of any such hazardous or toxic substances and no release, discharge, spillage or disposal thereof has occurred or is occurring thereon.
AdultCare has obtained all, and is not in default under, any permits, licenses, certificates and other authorizations for the complete operation of its business. Set forth in
Schedule 3.12 hereof is a true, complete and correct list of all such permits, licenses, certificates, approvals and other authorizations. All such permits, licenses, certificates, approvals and other authorizations are presently valid and in full force, and no revocation, cancellation, or withdrawal thereof has been effected or, to the knowledge of Staff
Builders, threatened. The execution of this Agreement and the performance of the transactions contemplated hereby will not change or result in the termination of, any such permits, licenses, certificates and other authorizations.
        3.13   Tax Returns.
               (a) Staff Builders and AdultCare and certain other affiliates of Staff Builders constitute an affiliated group of corporations (the "Group") within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), and AdultCare has joined in the filing of a consolidated federal income tax return with the Group for taxable years beginning with the fiscal year ended February 28, 1995.
               (b) AdultCare, or Staff Builders on behalf of AdultCare, has duly and timely filed with the appropriate federal, state, county and local government agencies any and all tax returns and reports required to be filed by AdultCare, and has paid, or accrued in full on AdultCare's financial statements, all taxes, assessments, reassessments, and all other taxes, customs and excise duties, governmental charges, penalties, interest and fines required to be paid by AdultCare in respect of the periods covered by such returns and reports.
All tax returns of AdultCare, and of the Group with respect to AdultCare, (i) have been prepared in accordance with all applicable laws, and (ii) accurately reflect the taxable income (or other measure of tax) of the corporation or corporations filing the same. All taxes of AdultCare have been paid or are adequately reserved against on the books of AdultCare. AdultCare, or Staff Builders on behalf of AdultCare, has timely filed all information returns or reports, including Forms 1099, that are required to be filed and have accurately reported all information required to be included on such returns or reports. A true, correct and complete copy of the federal income tax return of AdultCare for the fiscal year ended February 28, 1995 has been delivered to Time, and a true, correct and complete copy of the federal income tax return of AdultCare included in the consolidated tax return of the Group for the fiscal year ended February 29, 1996 will be delivered to Time at the time that it is filed.
True copies of the state tax returns of AdultCare filed most recently in each state, respectively, in which AdultCare has filed tax returns have been delivered to Time.
               (c) There is no action, suit, proceeding, investigation, audit or claim pending or proposed with respect to any liability for tax that relates to AdultCare, and there are no proposed assessments of taxes against AdultCare, no proposed adjustments to any tax return pending against the Group with respect to AdultCare's operations or assets, and no proposed adjustments to the manner in which any tax of the Group is determined with respect to AdultCare's operations or assets. No taxing authority in a jurisdiction where AdultCare does not file tax returns has made a claim or threat that AdultCare is or may be subject to taxation by that jurisdiction.
               (d) AdultCare has not (i) filed any consent agreement under Section 341(f) of the Code, (ii) executed or been the subject of a waiver or consent extending any statute of limitation for any tax liability that remains outstanding,
(iii) joined in or been required to join in filing a consolidated or combined federal, state or local tax return with any corporation other than a current or former member of the Group, (iv) been the subject of a ruling of the Internal
Revenue Service or any state or local taxing authority that has continuing application to AdultCare, (v) been the subject of a closing agreement with any taxing authority that has continuing effect, (vi) filed an election under Section 338(g) or Section 338(h)(10) of the Code or caused a deemed election under Section 338(e) thereof, or (vii) granted a power of attorney with respect to any tax matters that has continuing effect. AdultCare has not agreed to make nor is it required to make any adjustment under Section 481 of the Code or any comparable provision of state, local or foreign law by reason of a change in accounting method or otherwise and the Internal Revenue Service (or other taxing authority) has not proposed any such change in accounting method in connection with an ongoing audit of AdultCare. AdultCare has not disposed of property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code, or any comparable state, local or foreign law.
        3.14 Owned Property. Set forth on Schedule 3.14 hereto is a true, complete and correct list of (a) all real property,
(b) all items of tangible personal property, and (c) all computer software, owned of record or beneficially by AdultCare (the "Owned Property"). All such properties constituting personal property are located on real property which is listed on Schedule 3.14 or 3.15 hereof. AdultCare has good, valid and marketable (and in the case of real property, insurable) title to all of the Owned Properties, free and clear of all mortgages, pledges, liens, charges, security interests, adverse claims, demands and encumbrances whatsoever.
        3.15 Leased Property. Set forth on Schedule 3.15 hereof is a true, complete and correct list of all leases, licenses or similar arrangements in respect of the use of real or personal property by AdultCare (the "Leased Property"). Each of such leases, licenses or similar arrangements is in full force and effect and no event has occurred which, with the lapse of time or action by a third party could result in a material default under any of such leases, licenses or similar arrangements. AdultCare has good and valid leasehold interests in all of the Leased Properties, free and clear of all mortgages, pledges, liens, charges, security interests, adverse claims, demands and encumbrances whatsoever.
        3.16 Proprietary Rights. Set forth on Schedule 3.16 hereof is a true, complete and correct list of all patents, patent applications, trademarks, trademark applications, service marks, trade names, franchises, permits, copyrights and copyright registrations owned in whole or in part or licensed by or to AdultCare (collectively, the "Patents and Trademarks"). AdultCare has good, valid and marketable title to each of the Patents and Trademarks, free and clear of mortgages, pledges, liens, charges, security interests, adverse claims, demands or encumbrances whatsoever, including, without limitation, any right of any other person to receive a royalty with respect thereto. Other than as described in
Schedule 3.16, there are no licenses granted by or to AdultCare or other agreements to which it is a party, relating in whole or in part to any of the Patents and Trademarks, or to inventions, discoveries, improvements, processes, formulae, trade secrets, ideas or other know-how, or labels, whether owned by AdultCare or otherwise.
        3.17 Accounts Receivable. The accounts receivable of AdultCare, net of allowance for doubtful accounts and returns in the ordinary course of business, as recorded on the books of AdultCare are bona fide accounts receivable arising and collectible in the ordinary course of business.
        3.18 Title to Assets and Properties. The Owned Property, Leased Property and Patents and Trademarks constitute all of the material properties used or required in the conduct of the business of AdultCare as presently conducted. None of the assets or properties of AdultCare is owned, possessed, used or held, nor shall any of the same be retained, by Staff Builders or any of its affiliates. All of the assets and properties of AdultCare are in good condition and useful for the purpose intended, reasonable wear and tear excepted. With respect to each item of computer software owned or leased by AdultCare, or otherwise used by AdultCare in its business, AdultCare has delivered to Time true, correct and complete copies of the most current versions of all user documentation. AdultCare is in exclusive possession of the source code for all computer software owned by it and listed on Schedule 3.14. None of such computer software, nor any of the proprietary rights described in Section 3.16, infringes on the rights of others, nor does Staff Builders have any knowledge of any such infringement claim or any reason to believe that a basis for any such claim exists.
        3.19   Contracts and Agreements.  Set forth on
Schedule 3.19 hereof is a true, complete and correct list of each contract or agreement, whether written or oral, to which AdultCare is a party involving the payment or receipt of more than $1,000.
        3.20 Compensation; Agreements with Officers, Directors, Employees and Agents. Set forth on Schedule 3.20 hereof is a true, complete and correct list of the name, title, date of hiring or engagement and current annual rate of compensation or fees of each director, officer, employee, independent contractor and agent of AdultCare, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other like benefits, if any, paid or payable to such persons. AdultCare is not a party to, nor is any of its property bound by, any contract, agreement or other transaction with any director, officer or employee of AdultCare, and AdultCare has not made or authorized any payment to its officers, directors, former directors, shareholders or employees except in the ordinary course of business and at the regular rates of salary or other remuneration payable as set forth on Schedule 3.20, except as expressly contemplated by this Agreement. AdultCare has treated each person employed or engaged by it as an employee or independent contractor as appropriate in each case and has complied with all tax laws regarding such characterizations.
        3.21 Insurance Policies. Set forth on Schedule 3.21 hereof is a true, complete and correct list of all policies of insurance of AdultCare, including, without limitation, those covering its properties, buildings, machinery, equipment, furniture, fixtures, operations and the lives of (or performance of duties by) its officers and key employees.
Each of the insurance policies listed on such Schedule is in full force and effect, AdultCare is not in material default thereunder and all claims thereunder have been filed in a timely fashion. Together, all such policies are adequate to insure AdultCare against such risks and in such amounts as customarily maintained by similar businesses or as may be required by law. Staff Builders has delivered to Time true, correct and complete copies of all such policies.
        3.22 Employee Benefit Plans. Set forth on Schedule 3.22 hereof is a true, complete and correct list of all employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, severance, disability, medical, vacation, sick leave, bonus, executive compensation, stock option and other employee benefit plans, arrangements and practices (including all trust agreements), including, but not limited to, "employee benefit plans" (as defined in Section 3(3) of ERISA) in which employees of AdultCare or their dependents were eligible to participate or to which AdultCare made contributions on behalf of its employees or their dependents ("Employee Benefit Plans") and the most recent determination letters of the United States Internal
Revenue Service relating to such Employee Benefit Plans, where applicable. AdultCare is not in default under any of the agreements or Employee Benefit Plans, and none of such plans has been terminated in whole or in part. Except as set forth on Schedule 3.22, AdultCare has never sponsored, maintained, contributed to or been obligated to contribute to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA), or any "multiemployer plan" (as defined in Section 3(37) of ERISA) (collectively, "ERISA
Plans"), and no AdultCare employee has at any time during the employee's AdultCare employment been eligible to participate in, or participated in, any ERISA Plan that was at any time maintained, sponsored or contributed to by AdultCare or any ERISA Affiliate of AdultCare. Neither AdultCare nor Time has any liability or obligation with respect to any current or prior Employee Benefit Plan or ERISA Plan of AdultCare or its
ERISA Affiliates.  "ERISA" means the Employee Retirement
Income Security Act of 1974, as in effect from time to time.
"ERISA Affiliate" means any entity that together with AdultCare constitutes a single employer within the meaning of Code Section 414 for periods prior to and including the Closing Date.
        3.23 Banking Relationships. Set forth on Schedule 3.23 hereof is a true, accurate and complete list of each institution in which AdultCare has a bank account or safe-deposit box, the names of all persons authorized to draw thereon or to have access thereto, and the name of each person, firm or corporation holding a general or special power of attorney from AdultCare and a summary of the terms thereof.
        3.24   Labor Matters.  Except as disclosed in
Schedule 3.24, the employment of all employees of AdultCare is terminable at will by AdultCare without any penalty or severance obligation incurred by AdultCare or Staff Builders.
Except as and to the extent set forth in Schedule 3.24,
(a) AdultCare is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association, and no attempt to organize AdultCare's employees has been made, proposed or threatened; (b) within the past five years, AdultCare has not had any Equal Employment Opportunity
Commission charges or other claims of employment discrimination made against it by any of its employees;
(c) within the past five years, no Wage and Hour Department investigations have been made of AdultCare with respect to its employees or independent contractors; (d) no labor strike, dispute, slowdown, stoppage or lockout is pending or, to the knowledge of Staff Builders threatened, against or affecting AdultCare and during the past five years there has not been any such action; and (e) no unfair labor practice charge or complaint against AdultCare is pending, or to the knowledge of Staff Builders threatened, before the National Labor Relations
Board or any similar governmental authority. Since the enactment of The Worker Adjustment and Retraining Notification
Act, 29 U.S.C. 2101-2109 (the "WARN Act"), AdultCare has not effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of AdultCare; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of AdultCare; nor has AdultCare been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.24, none of the employees of AdultCare has suffered an "employment loss" (as defined in the WARN Act) since six (6) months prior to the date hereof.
        3.25 No Brokers. No broker agent, finder, consultant or other person has been retained by, or has acted on behalf of Staff Builders or AdultCare (other than legal and accounting advisors) or is entitled to be paid based upon any agreements or understandings made by Staff Builders in connection with the transactions contemplated by this Agreement. Neither Time nor AdultCare shall have any liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of Staff Builders or AdultCare, including, without limitation, any such fee or other liability to Emerald Capital Services, Inc.
        3.26 Full Disclosure. On the date hereof neither this Agreement nor any other document, certificate, or written statement furnished to Time in connection with the transactions contemplated herein contains any untrue statement of any material fact or omits to state any material fact necessary in order to make such statements herein not misleading to a prospective purchaser of the Option Shares seeking full information as to AdultCare, its properties, businesses and affairs.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES BY TIME
Time hereby represents and warrants to Staff Builders as follows:
        4.1 Organization and Good Standing of Time. Time is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has full corporate power to own or lease its property and to carry on its business as it is now being conducted.
        4.2 Capacity and Validity. Time has full power and authority necessary to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Time and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Time, that being the only corporate action necessary to approve this Agreement or the transactions contemplated hereby.
        4.3 No Conflict. Neither the execution and delivery of this Agreement nor the consummation of the transactions and agreements contemplated hereby shall (a) conflict with or result in a violation, contravention or breach of any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Time or (ii) any agreement or instrument to which Time is a party, or by which Time is bound, or constitute a material default thereunder, or
(b) result in the violation of any statute, regulation, judgment, decree or law or in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Time.
        4.4 Pending Litigation or Proceedings. There is no litigation, proceeding or governmental investigation in progress, pending or, to the knowledge of Time threatened, against or otherwise relating to or affecting Time which, if adversely determined, could adversely affect the ability of Time to consummate the transactions contemplated hereby.
        4.5 No Brokers. No broker, agent, finder, consultant or other person has been retained by or on behalf of Time (other than legal or accounting advisors) or is entitled to be paid based upon any agreements or understandings made by Time in connection with the transactions contemplated hereby. Staff Builders shall not have any liability for any broker's fee, finder's fee, consultant's fee or other similar third party remuneration by reason of any action of Time.

ARTICLE V
CERTAIN ADDITIONAL COVENANTS AND AGREEMENTS
        5.1 Changes in Articles of Incorporation or Bylaws. During the Option Term, without the prior written consent of Time, there shall be no changes made to the Articles of Incorporation or Bylaws of AdultCare (except as necessary to effect the requirements of Section 5.5) or in AdultCare's authorized or issued capital stock, and AdultCare shall maintain its corporate existence and powers and its qualifications as a foreign corporation in any jurisdiction where such qualification is necessary.
        5.2 Company Capital. During the Option Term, Staff Builders shall not cause AdultCare to, and AdultCare shall not, without the prior written consent of Time, (i) issue any additional capital stock or other security, (ii) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, (iii) issue to any person options, warrants, or other rights to acquire any of its securities,
(iv) declare, set aside or pay any dividend or make any other distribution with respect to its capital stock, (v) sell, transfer or otherwise dispose of any assets of AdultCare, or
(vi) enter into any agreement to do any of the foregoing.
        5.3 Computer Software. If Staff Builders has any rights to or interests in any computer software or other properties or assets owned or used by AdultCare, Staff Builders will promptly hereafter transfer such rights and interests to AdultCare for $1.00 consideration and in a manner to the reasonable satisfaction of Time. Staff Builders may retain reasonable rights to use the computer software as such software existed on October 1, 1995, but only with respect to business that does not compete with AdultCare.
        5.4 Employee Benefits and Insurance. During the Option Term, Staff Builders shall cause AdultCare to (i) maintain for its employees all of the employee benefit plans and arrangements listed on Schedule 3.22, and (ii) maintain in force all insurance policies listed on Schedule 3.21, unless requested otherwise by Time. If Time requests a change in the employee benefit plans or insurance policies, Staff Builders will cooperate to effect such changes promptly.
        5.5 AdultCare Board of Directors. During the Option Term, the AdultCare Board of Directors shall at all times consist of five persons, three of whom shall be officers of AdultCare and not also officers or directors of Staff
Builders. During the Option Term, Staff Builders shall, and shall cause AdultCare to, provide to Time (i) prior notice of all meetings of the AdultCare Board of Directors and all committees thereof, and (ii) copies of all materials and all other information that is provided to the AdultCare directors.
Time shall have the right to attend all meetings of the AdultCare Board of Directors and all committees thereof. In addition, Staff Builders shall provide to Time notice of all action taken by it as sole shareholder of AdultCare.
        5.6 Section 338 Election; Allocation of Purchase Price. If Time exercises the Option, at Time's election Staff
Builders will join with Time in making an election under
Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law)
(collectively, a "Section 338 Election") with respect to the purchase and sale of the Option Shares. Staff Builders will pay any and all federal, state, local or foreign tax attributable to the making of the Section 338 Election, and will indemnify Time and AdultCare from and against any and all such tax and any claim arising out of or any failure to pay such tax. If Time elects to make such a Section 338 Election, Time will pay to Staff Builders in cash the amount of the net present value of the tax effect to Staff Builders as a result of such Section 338 Election, up to a maximum amount of $100,000. Time and Staff Builders shall report the purchase and sale of the Option Shares in a manner consistent with the
Section 338 Election and shall take no position contrary thereto or inconsistent therewith in any tax return or any proceeding with any taxing authority. The Purchase Price shall be allocated to the assets of AdultCare (or the stock if no Section 338 Election is made) and to the non-compete given by Staff Builders in a manner mutually determined by Time and Staff Builders, and Time and Staff Builders shall timely file all required forms and report the allocation consistent with such determination by Time.
        5.7 Preferred Provider. During the term of the Management Services, Time will cause AdultCare to use Staff Builders as a preferred provider in those locations where Time determines, in its discretion, that Staff Builders has appropriate facilities and professional skills and expertise.
Any such use shall be on terms with AdultCare that are commercially reasonable and shall be governed by that certain provider agreement between Staff Builders and AdultCare, dated November 1, 1994 (as amended by the letter agreement dated
August 30, 1995).
        5.8 Tax Returns. For all periods ending on or before the Closing Date, Staff Builders will prepare, or cause to be prepared, and filed on a timely basis all tax returns of AdultCare, and shall pay all taxes owed by AdultCare, and AdultCare shall continue to be included in the Group's consolidated federal income tax returns. Staff Builders will provide copies to Time of all tax returns with respect to AdultCare at the time they are filed. Effective as of the Closing Date, all tax sharing agreements and arrangements that may exist between AdultCare and the Group, and all of AdultCare's obligations thereunder, shall terminate, and AdultCare shall have no liability thereunder for any and all amounts due with respect to periods prior to the Closing Date.
        5.9 Certain Consulting Agreements. Any consulting (excluding the AdultCare Consulting Agreement with Charles Lotocki), broker's, finder's fee or similar agreements entered into by Staff Builders or AdultCare in connection with Staff Builder's purchase of 100% of the AdultCare capital stock in 1994 shall remain the obligation of Staff Builders and shall not be paid either by Time as part of the Working Capital or by AdultCare. Without limiting the foregoing, Staff Builders agrees to assume all obligations of the AdultCare Consulting Agreement with Steve Cooperstein, dated April 8, 1994.

ARTICLE VI
NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY
        6.1    Agreements by Staff Builders.
               (a) During the term of the Management Services and, if Time exercises the Option, for a period of three years after the closing date of Time's purchase of the Option
Shares, Staff Builders will not on its own behalf or on behalf of any other person, firm or entity, directly or indirectly, establish or engage in any care management business relating to eldercare information, resource or referral, and eldercare referral or resource business that markets benefits to employee assistance programs, employee benefit programs, affinity groups and associations, insurance companies, banks, credit companies and/or directly to the American public or other payors within the United States ("Eldercare Services").
The parties acknowledge and agree that Staff Builders is currently engaged in network management, case management, disease management and capitation arrangements, and that Staff Builders may continue engaging in such business without violating the terms of this Section 6.1.
               (b) In addition, in furtherance of, and not in limitation of, Section 6.1(a), Staff Builders agrees that, during the term of the Management Services and, if Time exercises the Option, for a period of three (3) years after the closing date of the purchase of the Option Shares, Staff
Builders shall not solicit, directly or by assisting others, any individual who is an employee of AdultCare on the date hereof for purposes of inducing such individual to become employed by any person or entity that offers Eldercare
Services.
               (c) Staff Builders acknowledges and agrees that, as a result of Time's performance of its duties hereunder, Staff
Builders may have a unique opportunity to acquire confidential information and trade secrets of Time, including information about AdultCare that is developed or becomes known during the term of the Management Services and that may be the result of Time's efforts. Staff Builders agrees that the misappropriation, unauthorized use or disclosure of such confidential information or trade secrets would cause irreparable harm to Time. Staff Builders agrees that it will comply with all applicable laws regarding the protection of such trade secrets, and that, during the Option Term and for a period of two (2) years thereafter, it will hold in a fiduciary capacity for the benefit of Time, and shall not directly or indirectly use or disclose any confidential information that Staff Builders may have or acquire during the Option Term. For purposes of this Section 6.1(c), the
"confidential information" shall mean any and all information of Time, its affiliates, or AdultCare during the term of the Management Services, that Time or AdultCare takes care to treat as confidential; but "confidential information" shall not include any information (i) that becomes publicly available other than as a result of a disclosure by Staff
Builders in violation of this Agreement, or (ii) that becomes available to Staff Builders from a source other than Time, if the source is not bound by a confidentiality agreement with Time. For purposes of this Agreement, "trade secret" shall have the meaning set forth under Florida law.
               (d) Staff Builders acknowledges and agrees that it is the sole shareholder of AdultCare, and that if Time exercises the Option, all of its shares of common stock of AdultCare will be exchanged for valuable consideration from Time. Staff Builders further acknowledges and agrees
(i) that, for such valuable consideration, it is selling its entire equity interest in AdultCare, (ii) that Staff Builders' agreeing to these non-competition, non-solicitation and confidentiality provisions are considered by Time to be an essential aspect of the Option and Management Services transactions, and (iii) that the covenants contained in this
Section 6.1 are agreed to in the context of Staff Builders' sale of its business interest. Staff Builders agrees that because of such sale of business transaction, the restrictions on competition, non-solicitation and confidentiality contained in this Section 6.1 are fair and reasonable and necessary for the protection of the legitimate business interests of Time.
Staff Builders acknowledges and agrees that the restrictions contained in this Section 6.1 will not deny it the ability to generate revenue in its accustomed field or unreasonably restrict that ability.
        6.2    Agreements by Time.
               (a) In the event that Time does not exercise the Option, for a period of two (2) years after termination of the Management Services, Time will not, as a primary source of revenue, on its own behalf or on behalf of any other person, firm or entity, directly or indirectly, engage in the business of disease management for third parties or network management and case management for long-term care within the United
States, which is the business currently conducted by AdultCare and which is referred to in the second Recital of this Agreement as the "Business."
               (b) In addition, in furtherance of, and not in limitation of, Section 6.2(a), Time agrees that, if it does not exercise the Option, for a period of two (2) years after termination of the Management Services, Time shall not solicit, directly or by assisting others, any individual who is an employee of AdultCare on the date hereof for purposes of inducing such individual to become employed by any person or entity that offers services that directly compete with the Business.
               (c) Time acknowledges and agrees that, as a result of the performance of its duties hereunder, it may have a unique opportunity to acquire confidential information and trade secrets of Staff Builders. Time agrees that the misappropriation, unauthorized use or disclosure of such confidential information or trade secrets would cause irreparable harm to Staff Builders. Time agrees that it will comply with all applicable laws regarding the protection of such trade secrets, and that, during the Option Term and for a period of two (2) years thereafter, it will hold in a fiduciary capacity for the benefit of Staff Builders, and shall not directly or indirectly use or disclose any confidential information that Time may have or acquire during the Option Term. For purposes of this Section 6.2(c), Staff
Builder's "confidential information" shall mean any and all information of Staff Builders and its affiliates, other than AdultCare, that Staff Builders takes care to treat as confidential; but "confidential information" shall not include any information (i) that becomes publicly available other than as a result of a disclosure by Time in violation of this Agreement, or (ii) that becomes available to Time from a source other than Staff Builders, if the source is not bound by a confidentiality agreement with Staff Builders. In the event that Time does not exercise the Option, Time will also treat the confidential and trade secret information of AdultCare in the same fashion as such information of Staff
Builders; provided, however, that any process, idea, know-how or similar data or information developed by Time during the term of the Management Services shall be the sole and exclusive property of Time.
        6.3 Procedure. The restrictive covenants contained in this Article VI are independent of each other and of any other provision of this Agreement, and the existence of a claim which one party may allege against the other, whether based on this Agreement or otherwise, will not prevent the enforcement of any of these covenants. Each party agrees that the other party's remedies at law for any breach or threat of breach of the provisions of this Article VI will be inadequate, and that the aggrieved party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Article and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such aggrieved party may be entitled at law or equity. Should any provision of these covenants be held invalid, illegal or unenforceable, in whole or in part, the validity, legality or enforceability of the remaining part of such provision, and the validity, legality and enforceability of the other provisions hereof, shall not be affected hereby. If any invalidity shall be caused by the length of any period of time, the size of any area, or the scope of activities set forth in any provision hereof, such period of time, such area, such scope or all of such factors, shall be considered to be reduced to the maximum period, area or scope which would cure such invalidity and still be enforceable. Any provision of this Agreement which is held invalid, illegal or unenforceable in any jurisdiction shall not be deemed invalid, illegal or unenforceable in any other jurisdiction.

ARTICLE VII
CONDITIONS TO CLOSING
        7.1 Conditions Precedent of Time to Close Exercise of Option. If Time Exercises the Option, it shall not be obligated to close the purchase of the Option Shares until the prior fulfillment of each of the following conditions (any or all of which may be waived by Time):
               (a) The representations and warranties of Staff Builders contained in Exhibit A hereto shall be true and correct in all material respects on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Time shall have received a certificate to such effect signed by an authorized officer of Staff Builders.
               (b) Staff Builders shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing, and Time shall have received a certificate to such effect signed by an authorized officer of Staff Builders.
               (c) Staff Builders shall have obtained all required consents listed on Schedule 3.8 hereto and no consent shall be conditioned or restricted in a manner, which in the reasonable judgment of Time, would so materially adversely impact the economic or business benefits and assumptions of the transactions contemplated by this Agreement so as to render inadvisable the consummation of this Agreement.
               (d) Time, in deciding whether to exercise its Option, shall be permitted to conduct additional due diligence with respect to AdultCare and Staff Builders. Upon the satisfactory completion of such diligence, Time may elect to exercise its Option.
               (e) Staff Builders shall have delivered to Time the certificate or certificates evidencing the Option Shares, duly endorsed in blank for transfer or accompanied by duly executed irrevocable stock powers in blank, free and clear of all liens, encumbrances, pledges, options, voting agreements, contractual rights or other claims whatsoever.
               (f) Staff Builders shall provide the cash for, and shall cause AdultCare to pay, all deferred compensation and salary that is due and owing to all AdultCare employees and AdultCare consultants for all periods prior to November 1, 1995.
               (g) Staff Builders shall have provided or performed any other actions, proceedings, certificates, instruments or documents reasonably deemed necessary by Time to effectuate and consummate the transactions contemplated hereby.
        7.2. Conditions Precedent of Staff Builders to Close Exercise of Option. If Time exercises the Option, Staff
Builders shall not be obligated to close the purchase of the Option Shares until the prior fulfillment of each of the following conditions (any or all of which may be waived by Staff Builders):
               (a) The representations and warranties of Time contained in this Agreement shall be true and correct in all material respects on and as of the time of Closing, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Staff Builders shall have received a certificate to such effect signed by an authorized officer of Time.
               (b) Time shall have performed in all material respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing, and Staff
Builders shall have received a certificate to such effect signed by an authorized officer of Time.
               (c) Time shall have either: (i) taken actions to cause Staff Builders to no longer be responsible under its corporate guarantee on AdultCare's lease for office space at 858 South Military Trail, Deerfield, Florida or
(ii) indemnified Staff Builders for the continuing obligation of said lease.
               (d) Time shall have paid to Staff Builders the Purchase Price in accordance with Section 2.5.

ARTICLE VIII
INDEMNIFICATION
        8.1 Indemnification of Time. Staff Builders hereby agrees to indemnify and hold Time and AdultCare harmless from and against (i) any and all demands, claims, actions or causes of action, assessments, losses, damages or liabilities (any "Damage") by reason of or resulting from any breach of any representation or warranty of Staff Builders contained in this Agreement, or any breach of any covenant or agreement or failure to perform any agreement or covenant of Staff Builders contained in this Agreement, (ii) any Damage or liability arising out of or in connection with a claim by Bryan Delia for consulting fees owed, (iii) any Damage by reason of or resulting from the operations of AdultCare prior to the Closing Date, including, but not limited to, any income tax liability of any member of the Group, and (iv) any actions, judgments, costs and expenses (including reasonable attorneys' fees and all other expenses incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened) (any "Costs") incident to any of the foregoing or the enforcement of this Section 8.1. For purposes of this
Article VIII, the term "Damage" shall include without limitation, with respect to any undisclosed liability, the cost of satisfying such undisclosed liability.
        8.2 Indemnification of Staff Builders. Time hereby agrees to indemnify and hold Staff Builders harmless from and against (i) all Damages by reason of or resulting from any breach of any representation or warranty of Time contained in this Agreement, or any breach of any covenant or agreement or failure to perform any covenant or agreement of Time contained in this Agreement, (ii) any liability arising solely as the result of Time's management of AdultCare, but expressly not including, without limitation, any liabilities that Staff
Builders will remain obligated to pay as a result of its continued ownership of the capital stock of AdultCare, such as taxes, costs of performing financial accounting audits and the like; and (iii) any Costs incident to any of the foregoing or the enforcement of this Section 8.2.
        8.3    Indemnification Procedures.
               (a) If a claim is made, or any suit or action is commenced for which defense or indemnity is claimed to be due under Section 8.1 or 8.2, or if knowledge is received of any other state of facts which, if not corrected, may give rise to a right of defense or indemnification under Sections 8.1 or 8.2, the party seeking defense or indemnity ("Indemnified
Party") shall give written notice to the party claimed to be liable on the defense or indemnity obligation ("Indemnifying Party") as soon as practicable after, but in no event (i) more than ten (10) days following notice to the Indemnified Party of any claim, suit or action for which defense or indemnity will be sought, or (ii) more than thirty (30) days following the Indemnified Party's knowledge of any other state of facts which may give rise to a right to defense or indemnity under Sections 8.1 or 8.2. A failure to give prompt notice shall not relieve an Indemnifying Party of its obligation to defend or indemnify, except to the extent the Indemnifying Party is prejudiced by such failure. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants at reasonable times and for reasonable periods, during normal business hours, all books and records of the Indemnified Party relating to the matter for which defense or indemnity has been claimed, and each party hereunder will render to the other such assistance as the other may reasonably require in order to assure prompt and adequate defense of any suit, claim or proceeding to which this
Section 8.3 applies.
               (b) If defense or indemnification is sought with respect to a claim, suit or other proceeding against the Indemnified Party, the Indemnifying Party shall have the right to defend, compromise and settle the matter in the name of the Indemnified Party to the extent that the Indemnifying Party may be liable to the Indemnified Party under Section 8.1 or
8.2 hereof; provided, however, that the Indemnifying Party shall not compromise or settle a suit, claim or proceeding unless it assumes the obligation to indemnify for all losses relating thereto. The Indemnifying Party shall notify the Indemnified Party promptly if the Indemnifying Party elects to assume the defense of any such claim, suit or action. In assuming the defense of a matter hereunder, the Indemnifying
Party shall have the right to select counsel, provided that the Indemnified Party does not object to such counsel in a reasonable exercise of its discretion. The Indemnified Party shall have the right to employ its own counsel who may associate with the counsel designated by the Indemnifying
Party (upon the Indemnifying Party's assumption of the defense of the matter), but the fees and expenses of such counsel shall be at the Indemnified Party's expense.
               (c) The Indemnified Party may at any time notify the Indemnifying Party of its intention to settle or compromise any claim, suit or action against the Indemnified
Party in respect of which indemnification payments may be sought from the Indemnifying Party hereunder, but shall not settle nor compromise any matter for which indemnification may be sought, notwithstanding this Section 8.3(c), in excess of $1,000 without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Any settlement or compromise of any claim, suit or action in accordance with the preceding sentence, or any final judgment or decree entered on or in, any claim, suit or action in which the Indemnifying
Party did not assume the defense in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnifying Party as fully as if the Indemnifying
Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.
        (d) The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any other persons with respect to any amount paid by the Indemnifying
Party under this Article VIII. The Indemnified Party shall cooperate with the Indemnifying Party, at the Indemnifying
Party's expense, in the assertion by the Indemnifying Party of any such claim against other persons.

ARTICLE IX
ARBITRATION
        9.1 Agreement to Arbitrate. Any claim, controversy or dispute arising out of or relating to this Agreement, on which an amicable understanding cannot be reached, to the maximum extent allowed by applicable law and irrespective of the type of relief sought, shall be submitted to and resolved by arbitration, and such arbitration shall be the sole remedy for such matter. Such arbitration shall be heard and conducted in New York, New York and shall be conducted expeditiously and confidentially in accordance with the Commercial Arbitration
Rules of the American Arbitration Association ("AAA"), as such rules shall be in effect on the date of delivery of demand for arbitration, with the exception that the arbitrators may not award any punitive or exemplary damages or any damages other than compensatory, and except as such rules may be otherwise inconsistent with the express provisions of this Article IX.
        9.2 Initiating Arbitration. To initiate arbitration, a party shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The receiving party shall acknowledge receipt of the notice in writing within five (5) days, and thereafter the parties shall attempt in good faith to resolve the dispute within fifteen (15) days. If the dispute cannot be resolved within such fifteen (15) day period, any party may file a written demand for arbitration by filing a written notice with the AAA and with the other party, complying with the AAA's prescribed procedures for such notices. Within fifteen (15) days of delivery of such demand for arbitration, each party shall appoint one arbitrator, and the arbitrators so selected shall, within fifteen (15) days of their appointment, appoint an additional arbitrator. In the event that the arbitrators selected by the parties are unable to agree upon the selection of the additional arbitrator after reasonable efforts within such fifteen (15) day period, a list of seven (7) qualified and available persons shall be requested from the AAA. The parties shall take turns striking one person each from the list, with the last remaining person being the additional selected arbitrator. Once selected, the arbitration panel shall meet as expeditiously as possible, select a chairman, schedule the arbitration hearing, and notify the parties in writing of the date, time and place of the hearing.
        9.3 Effect. All conclusions of law reached by the arbitrators shall be made in accordance with the internal laws of the State of Florida without regard for its conflict of laws doctrine. Any award rendered by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching their decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court having jurisdiction thereof.
The parties agree that the existence, conduct and content of any such arbitration shall be kept confidential and no party shall disclose to any person any information about such arbitration, except as may be required by law or for financial reporting purposes in each party's financial statements.
        9.4 Costs. Each party shall pay the fees of its own arbitrator, attorneys, expenses of witnesses and all other expenses in connection with the presentation of such party's case. The remaining costs of the arbitration, including, without limitation, fees of the additional arbitrator, costs of records or transcripts and administrative fees, shall be borne by the parties as designated by the arbitrators.

ARTICLE X
MISCELLANEOUS
        10.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the execution hereof and any exercise and closing of the Option.
        10.2 Entire Agreement. This Agreement, and Schedules attached hereto and the documents specifically referred to herein or executed and delivered concurrently herewith, constitute the entire agreement, understanding, representations and warranties of the parties hereto and supersede any prior agreement, understanding, representation, warranty or documents relating to the subject matter of this Agreement.
        10.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person, by United States mail (certified postage prepaid, return receipt requested), by overnight delivery service, or by facsimile transmission with a confirmation copy by any other means permitted hereunder, to the respective parties as follows:

               (a)     If to Time:

                       Bill Robinson
                       Time Insurance Company
                       501 West Michigan
                       Milwaukee, WI  53203
                       Telephone: (414) 299-8935
                       Facsimile:  (414) 224-0472

                       with a copy to:

                       Alston & Bird
                       One Atlantic Center
                       1201 West Peachtree Street
                       Atlanta, Georgia  30309-3424
                       Attention:   Susan J. Wilson
                       Telephone: (404) 881-7974
                       Facsimile:   (404) 881-7777

               (b)     If to Staff Builders:

                       Staff Builders, Inc.
                       1983 Marcus Avenue
                       Lake Success, New York 11042-7011
                       Attention:   Stephen Savitsky
                       Telephone: (516) 327-3389
                       Facsimile:   (516) 358-9128

                       with a copy to:

                       Staff Builders, Inc.
                       1983 Marcus Avenue
                       Lake Success, New York 11042-7011
                       Attention:   Renee J. Silver
                       Telephone: (516) 327-3372
                       Facsimile:   (516) 327-8636
or to such other address as the party to be notified shall have furnished to the other party in writing.
        10.5 Amendments. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto, or by their respective successors and assigns.
        10.6 Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, including that Staff Builders, and not AdultCare, shall be responsible for its expenses, regardless of whether the transactions contemplated hereby are consummated.
        10.7 Further Assurances. From time to time after the date hereof, upon request of Time and without further consideration, Staff Builders shall execute, acknowledge and deliver all such other instruments of sale, assignment, conveyance and transfer, in form and substance satisfactory to Time, and shall take all such other action as may reasonably be required for the consummation of the transactions contemplated hereby.
        10.8 Severability, Enforceability. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, such decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated therefrom.
Staff Builders acknowledges and agrees that any breach or nonperformance of this Agreement will cause irreparable damage to Time, and Staff Builders therefore agrees that this Agreement and the Option herein contained shall be specifically enforceable.
        10.9 Assignability. This Agreement and the Option contained herein shall be binding upon and inure to the benefit of each party's successors, heirs and assigns;
provided, however, that neither party to this Agreement may assign this Agreement or the Option contained herein without the prior written consent of the other party, except Time may assign this Agreement or the Option to a Time affiliate without the prior written consent of Staff Builders.
        10.10 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and their lawyers and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.
        10.11 Miscellaneous. This Agreement (i) shall be construed and enforced in accordance with the internal laws of the State of Florida without regard for its conflict of laws principles, and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The captions and other headings combined in this Agreement or in the Schedules hereto are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than Time and Staff Builders any rights or remedies hereunder.

[Signatures on Next Page]

      IN WITNESS WHEREOF, the parties hereto have duly executed
this Agreement as of the date first above written.
                              STAFF BUILDERS, INC.
                              By:  /s/ Stephen Savitsky
                              Name:   Stephen Savitsky
                              Title:    President
Attest:  /s/ David Savitsky
Secretary
                              TIME INSURANCE COMPANY
                              By:  /s/ William Robinson
                              Name:  William Robinson
                              Title:    President
Attest: /s/ Jack A. Greenhaus
Secretary